EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders:

People’s Liberation, Inc. and Subsidiaries

We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-152961 and 333-134672) of People’s Liberation, Inc. of our report dated March 29, 2010, except for Note 27, as to which the date is August 16, 2010, appearing in this Annual Report on Form 10-K/A of People’s Liberation, Inc. for the year ended December 31, 2009.

/s/ Crowe Horwath LLP

Sherman Oaks, California
August 16, 2010